Exhibit 10.20

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. […***…] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

FIRST AMENDMENT TO

LICENSING AND COLLABORATION AGREEMENT

This First Amendment (the “Amendment”) to that certain Licensing and Collaboration Agreement, dated October 22, 2014, (the “Agreement”) by and between ELI LILLY AND COMPANY, a corporation organized and existing under the laws of Indiana, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly”) and ZYMEWORKS INC., a corporation organized and existing under the laws of Canada, and extraprovincially in British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”), is made effective as of             (the “Amendment Effective Date”). Zymeworks and Lilly are each referred to individually as a “Party” and together as the “Parties.”

BACKGROUND

A.	Lilly and Zymeworks entered into the Agreement, pursuant to which the Parties are conducting the Research Program and Zymeworks granted certain licenses to Lilly under the Zymeworks Intellectual Property.

B.	Lilly and Zymeworks now desire to amend the Agreement to reflect the Parties’ agreement with respect to the first Lilly Target Pair, all as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows:

AGREEMENT

1.	Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.

2.	Section 1.5. Antibody. Section 1.5 of the Agreement is hereby amended by adding the following sentence at the end:

“Notwithstanding anything herein to the contrary, Antibodies Directed To the [...***...] Target Pair (as defined below) shall comprise solely those antibodies derived and generated from the [...***...] Sequence Pairs (as defined below) through the application of the Zymeworks Platform pursuant to the Research Program, and Lilly shall not be granted any rights or licenses hereunder with respect to any other antibodies Directed To the [...***...] Target Pair.”

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3.	Section 2.1.2. Licenses to Lilly For Products. The first sentence of Section 2.1.2 of the Agreement is hereby deleted in its entirety and replaced with this following:

“With respect to each Lilly Target Pair other than the [...***...] Target Pair, Zymeworks hereby grants to Lilly an exclusive license under the Zymeworks Intellectual Property (including Zymeworks’ interest in Joint Inventions) to (a) make, use and import Antibodies Directed To such Lilly Target Pair for incorporation into Products and (b) make, use, offer to sell, sell, and import Products that incorporate such Antibodies in the Field in the Territory as of the Effective Date and during the Term of the Agreement (the “General Target Pair License”). With respect to the [...***...] Target Pair, Zymeworks hereby grants to Lilly an exclusive license under the Zymeworks Intellectual Property (including Zymeworks’ interest in Joint Inventions) to (a) make, use and import Antibodies derived and generated from the [...***...] Sequence Pairs through the application of the Zymeworks Platform pursuant to the Research Program that are Directed To such Lilly Target Pair for incorporation into Products and (b) make, use, offer to sell, sell, and import Products that incorporate such Antibodies in the Field in the Territory as of the Effective Date and during the Term of the Agreement (the “[...***...] License” and, together with the General Target Pair License, the “License”).

4.	Section 3.1.2(a). Target Pair Gatekeeping. Section 3.1.2(a) of the Agreement is hereby amended by adding the following after the existing sentence:

“As of the Amendment Effective Date, the Target Pair comprising […***…] and […***…] (the “[...***...] Target Pair”) shall be a Lilly Target Pair. For purposes of the foregoing, “[…***…]” means […***…].”

5.	Section 3.1.2(d). Replacement Target Pairs. Section 3.1.2(d) is hereby amended by adding the following at the end:

“Notwithstanding the foregoing, Lilly shall not have the right to propose a replacement Target Pair for […***…], despite its being an Unavailable Target, and the Selection Period for the Initial Target Pair shall not be extended, in each case pursuant to this Section 3.1.2(d).”

6.	Section 3.1.5(b). Sequences. The language that comprises Section 3.1.5 prior to the Amendment Effective Date is hereby renumbered to be Section 3.1.5(a) and a new Section 3.1.5(b) is hereby added as follows:

“(b) Sequence Pair Gatekeeping. Subject to this Section 3.1.5(b), Lilly shall have the right, during the Research Program Term for the [...***...] Target Pair, to designate Lilly Sequence pairs Directed To the [...***...] Target Pair that would be subject to the [...***...] License by providing Zymeworks written notice of such Lilly Sequence pair (each, a “Sequence Pair Selection Notice”). Each pair of Lilly Sequences that is the subject of a Sequence Pair Selection Notice shall be subject to gatekeeping pursuant to this Section 3.1.5(b), and if a designated Lilly Sequence pair is not an Unavailable Sequence Pair in

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accordance with such gatekeeping, it shall become a “[...***...] Sequence Pair.” Subject to Section 3.1.2.(c), a Lilly Sequence pair Directed To the [...***...] Target Pair that is designated by Lilly in accordance with this Section 3.1.5(b) shall only be an “Unavailable Sequence Pair” if at the time that Lilly provides the respective Sequence Pair Selection Notice:

(i) Zymeworks is subject to any of the following circumstances with respect to such Lilly Sequence pair or products or product candidates that contain Antibodies that are derived and generated from such Lilly Sequence pair through the application of the Zymeworks Platform (each such product or product candidate, a “[...***...] Sequence Pair Product”):

(1) Zymeworks is either […***…]: (1) such […***…]; or (2) [...***...]; or

(2) Zymeworks is […***…] and that (a) Zymeworks or an Affiliate of Zymeworks […***…] or (b) […***…].

Zymeworks shall notify Lilly of such circumstances (a “Sequence Pair Unavailable Notice”) as soon as practicable, and in any event within […***…] of the date of the respective Selection Pair Selection Notice. In the event that Zymeworks, with respect to any designated Lilly Sequence pair, fails to notify Lilly of such circumstances within such […***…] period, such Lilly Sequence pair shall automatically be deemed a Lilly [...***...] Sequence Pair.

Notwithstanding the foregoing, during the Selection Period, any Lilly Sequence pair Directed To the [...***...] Target Pair that is the subject of a Sequence Pair Selection Notice shall be subject to the gatekeeping provisions set forth in this Section 3.1.5(b) solely with respect to the Lilly Sequence(s) included therein that is Directed To […***…]. During the Selection Period, the Lilly Sequence(s) included in a Lilly Sequence pair Directed To […***…] shall not be subject to the gatekeeping provisions of this Section 3.1.5(b).”

7.	Section 3.5.2. Collaboration Exclusivity. Section 3.5.2 of the Agreement is hereby amended by adding the following sentence at the end:

“Notwithstanding anything in this Section 3.5.2, the exclusivities and restrictions on Zymeworks’ activities set forth in this Section 3.5.2 shall not apply with respect to the [...***...] Target Pair to the extent such activities are conducted with and for the benefit of Third Parties (as opposed to Zymeworks carrying out such activities independently), but, for the avoidance of doubt, shall apply to: (i) antibodies derived and generated from the Lilly [...***...] Sequences Pairs and Products incorporating such antibodies; and (ii) activities carried out by Zymeworks independently (as opposed to Zymeworks carrying out such activity with or for the benefit of a Third Party via a collaboration, license or other similar type of arrangement pursuant to which such Third Party would have the right to commercialize the resulting antibodies or products). For purposes of clarity, the provisions in this Section 3.5.2 are only intended to apply to the

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obligations under Section 3.5.2 and therefore, shall not have any effect on any other obligations or rights under this Agreement including, without limitation, the obligations of Zymeworks as set forth under Section 3.5.1 of this Agreement and license rights granted to Lilly under Section 2.1 of the Agreement.”

8.	Section 5.7. Financial Terms Adjustments. Section 5 of the Agreement is hereby amended by adding the following new Section 5.7 immediately after Section 5.6:

“5.7 [...***...] Target Pair Adjustments. In the event that Lilly commercially launches a Product Directed To a [...***...] Target Pair (the “[...***...] Target Pair Product”) and a Zymeworks Competing Product has commercially launched anywhere in the Territory, then the payment obligations of Lilly under Section 5.6 (Royalties) of Lilly for solely [...***...] Target Pair Products shall be reduced by […***…] percent ([…***…]%) and such reduction shall be applied prospectively for any payment obligation not yet paid and for any royalty payment obligations that were previously paid, the […***…] percent ([…***…]%) reduction for such previously paid amounts shall be applied as an offset against any future royalties that may be owed by Lilly under this Agreement. For purposes of this Section 5.7 the term “Zymeworks Competing Product” means any pharmaceutical product that contains a Multi-Specific Antibody Directed To the [...***...] Target Pair, which product is not licensed to Lilly hereunder and which Multi-Specific Antibody Zymeworks (and or its Affiliates) generated and/or developed, either in collaboration with a Third Party or for the benefit of a Third Party via a collaboration, license or similar type of arrangement pursuant to which such Third Party would have the right to commercialize such product.

9.	Section 11.1.2. Termination of Agreement. Section 11.1.2 of the Agreement is hereby amended by adding the following sentences at the end:

“Notwithstanding the foregoing, insofar as it applies to the [...***...] Target Pair, the license set forth in clause (ii)(a) above shall be non-exclusive and shall apply solely with respect to antibodies derived and generated from the Lilly [...***...] Sequences Pairs and Products incorporating such antibodies.”

10.	No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. No waiver of the performance of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.

THIS AMENDMENT AND THE AGREEMENT AS AMENDED BY THIS AMENDMENT SET FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF LILLY AND ZYMEWORKS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERCEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND WRITINGS IN RELATION THERETO.

11.	Miscellaneous. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By:
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer
Date: June 4, 2015

ELI LILLY AND COMPANY

By:
Name:
Title:
Date:

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